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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): October 19, 1999
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                              Telesciences, Inc.
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                   0-22601             51-0356153
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(State or Other Jurisdiction      (Commission         (IRS Employer
     of Incorporation)            File Number)      Identification No.)

4000 Midlantic Drive, Mt. Laurel, NJ                     08054
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(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code: (856) 866-1000
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Item 5.   Other Events
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          On October 19, 1999, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with EDB Business Partner ASA, a Norwegian public limited company ("EDB"), and EDB 4Tel Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of EDB ("EDB 4Tel"), pursuant to which EDB 4Tel is obligated, subject to customary conditions, to make a tender offer (the "Offer") to purchase any or all of the outstanding shares of common stock, par value $.04 per share (the "Common Stock"), of the Company at a purchase price equal to $8.79 in cash (after adjustment for the one-for-four reverse stock split effected on October 15, 1999). The Merger Agreement provides for the Offer to be followed by a subsequent merger (the "Merger") of EDB 4Tel with and into the Registrant. The Board of Directors of the Registrant and EDB have approved the transaction.

          The total amount of consideration to be paid in connection with the Offer and the Merger is $13.65 million and such amount will be placed into escrow by October 22, 1999. That amount is to be applied to purchase Common Stock pursuant to the Offer (approximately $9.18 million), redeem the Registrant's Series A Preferred Stock in accordance with its terms upon Completion of the Offer (as that phrase is defined in the Merger Agreement) (approximately $3.82 million) and settle outstanding in-the-money options based on the difference between the Offer price and the applicable exercise price (approximately $0.65 million). The Offer will commence within five business days and is scheduled to expire within twenty business days after commencement, unless extended.

          In connection with the Offer and the Merger, Michael L. Moore, Executive Vice President of Sales of the Registrant, and Frances Penfold, Vice President of Finance of the Registrant, have entered into Shareholder Agreements with EDB and EDB 4Tel pursuant to which they each agreed to tender in the Offer all shares of Common Stock held by each of them (an aggregate of approximately 20.5% of the outstanding Common Stock), subject to certain conditions. In addition, the Registrant and Andrew P. Maunder, the Registrant's Chief Executive Officer and President, agreed to amend Mr. Maunder's employment agreement to provide for the following: (i) upon Completion of the Offer, Mr. Maunder's employment with the Registrant will terminate and Mr. Maunder will be paid $100,000 in cash on such date and an additional $100,000 in twelve equal monthly installments commencing thirty days after the Completion of the Offer, (ii) Mr. Maunder will be entitled to receive medical and other benefits provided to the Registrant's executive officers for a period of twelve months and
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(iii) the period of certain non-competition and non-solicitation covenants contained in Mr. Maunder's current employment agreement will be lengthened from six months to twelve months.

          The terms of the Offer and the Merger are more fully described in the Merger Agreement, a copy of which is filed herewith as Exhibit 2. A press release issued by the Registrant in connection with the Offer and the Merger is filed herewith as Exhibit 99.



                                  Signatures
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TELESCIENCES, INC.


Dated: October 19, 1999       By: /s/ Andrew P. Maunder
                                  ---------------------------
                                Andrew P. Maunder
                                President
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                                 Exhibit Index
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The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.            Item
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2              Agreement and Plan of Merger, dated as of October 19, 1999, by and among Telesciences, Inc., EDB Business Partner ASA and EDB
               4Tel Acquisition Corp.

99             Press Release, dated October 19, 1999.